Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form F-1 of Camposol Holding Plc of our report dated November 14, 2017 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts”, “Summary Selected Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” in such Registration Statement.

/s/ Gaveglio Aparicio y Asociados Sociedad Civil de Responsabilidad Limitada

Lima, Peru

November 14, 2017